Exhibit 99.1

Innovative Industrial Properties Reports Third Quarter 2022 Results

$368.6 Million of New Investments in First Nine Months of 2022 Drives 30%+ Increase Year-Over-Year in Q3 Total Revenues

SAN DIEGO, CA – November 2, 2022 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Subsequent Event Highlights

•	Generated total revenues of approximately $70.9 million in the quarter, representing a 32% increase from the prior year’s quarter.
•	Recorded net income attributable to common stockholders of approximately $37.3 million for the quarter, or $1.32 per diluted share, and AFFO of approximately $60.1 million, or $2.13 per diluted share.
•	Paid a quarterly dividend of $1.80 per common share on October 14, 2022 to stockholders of record as of September 30, 2022, equal to an annualized dividend of $7.20 per share. The common stock dividends declared for the twelve months ended September 30, 2022, of $6.80 per common share represent an increase of $1.34, or 25%, over dividends declared for the twelve months ended September 30, 2021.
•	Acquired a Massachusetts industrial property, fully built out and operational as a regulated cannabis cultivation and processing facility, in a sale-leaseback transaction with a subsidiary of Curaleaf Holdings, Inc. for $21.5 million (approximately $207 per square foot).
•	Subsequent to quarter-end, sold a Pennsylvania industrial property leased to a subsidiary of Maitri Holdings, LLC for $23.5 million (approximately $461 per square foot).

Year-To-Date 2022 Highlights

•	Generated total revenues of $205.9 million during the nine months ended September 30, 2022, representing a 41% increase from the prior year’s period.
•	Recorded net income attributable to common stockholders of approximately $111.9 million for the nine months ended September 30, 2022, or $4.06 per diluted share, and AFFO of approximately $174.1 million, or $6.33 per diluted share.
•	In the nine months ended September 30, 2022, acquired nine properties and executed nine lease amendments at existing properties to provide funding for additional improvements at properties representing an aggregate additional investment by IIP of approximately $368.6 million (consisting of purchase prices and commitments to fund draws related to future development and improvements, but excluding transaction costs).
•	Rent collection for IIP’s operating portfolio (calculated as base rent and property management fees collected over contractually due amounts and excluding the impact of any security deposits applied for nonpayment of rent by Kings Garden Inc.) was 97% for the nine months ended September 30, 2022.

Balance Sheet Statistics (as of September 30, 2022)

•	12% debt to total gross assets, with approximately $2.6 billion in total gross assets.
•	Total quarterly fixed cash interest obligation of approximately $4.2 million.
•	No secured debt.
•	No debt maturities until 2026, other than $6.4 million principal amount of 3.75% Exchangeable Senior Notes in 2024.
•	Debt service coverage ratio of 15.6x (calculated in accordance with the Company’s 5.50% Unsecured Senior Notes due 2026).

Property Portfolio Statistics (as of September 30, 2022)

•	Total property portfolio comprises 111 properties across 19 states, with approximately 8.7 million rentable square feet (including approximately 2.0 million rentable square feet under development / redevelopment), consisting of:
o	Operating portfolio: 109 properties, representing approximately 8.3 million rentable square feet.
o	Construction in progress: two properties (not leased) and an expansion project at a property where Kings Garden continues to occupy the property, representing approximately 395,000 rentable square feet.
•	Operating portfolio:
o	100% leased (triple-net).
o	Weighted average lease length: 15.5 years.
o	Total invested / committed capital per square foot: $272.
•	By invested / committed capital:
o	No tenant represents more than 14% of the total portfolio.
o	No state represents more than 17% of the total portfolio.
o	Multi-state operators (MSOs) represent 85% of the operating portfolio.
o	Public company operators represent 55% of the operating portfolio.
o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represents 90%, 3% and 7% of operating portfolio, respectively.

Financial Results

For the three months ended September 30, 2022, IIP generated total revenues of approximately $70.9 million, compared to approximately $53.9 million for the same period in 2021, an increase of 32%. The increase was driven primarily by the acquisition and leasing of new properties, additional building infrastructure allowances provided to tenants at certain properties that resulted in adjustments to base rent, and contractual rental escalations at certain properties. During the quarter, IIP did not collect contractual rents totaling $5.7 million (including $5.3 million of contractual base rents and property management fees and $369,000 for tenant reimbursements for property insurance premiums and property taxes) from two tenants in California, Kings Garden Inc. and affiliates of Medical Investor Holdings, LLC (Vertical); however, IIP did apply approximately $2.6 million from security deposits held by the company for defaults by Kings Garden in its obligations to pay rent to partially offset this decrease. Total revenues for the three months ended September 30, 2022 and 2021 included approximately $2.7 million and $1.4 million, respectively, of tenant reimbursements for property insurance premiums and property taxes.

For the nine months ended September 30, 2022, IIP generated total revenues of approximately $205.9 million, compared to approximately $145.6 million for the same period in 2021, an increase of 41%. The increase was driven primarily by the acquisition and leasing of new properties, additional building infrastructure allowances provided to tenants at certain properties that resulted in adjustments to base rent, and contractual rental escalations at certain properties. Total revenues for the nine months ended September 30, 2022 and 2021 included approximately $7.1 million and $2.6 million, respectively, of tenant reimbursements for property insurance premiums and property taxes.

For the three months ended September 30, 2022, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $37.3 million and $1.32, respectively; funds from operations (FFO) (diluted) and FFO per diluted share of approximately $53.3 million and $1.89, respectively; normalized FFO, which adds back to FFO acquisition-related expense, litigation-related expense and financing expense during the three months ended September 30, 2022 (Normalized FFO), and Normalized FFO per diluted share of approximately $55.4 million and $1.97, respectively; and AFFO and AFFO per diluted share of approximately $60.1 million and $2.13, respectively.

For the nine months ended September 30, 2022, IIP recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of approximately $111.9 million and $4.06, respectively; FFO (diluted) and FFO per diluted share of approximately $157.3 million and $5.72, respectively; Normalized FFO and Normalized FFO per diluted share of approximately $159.9 million and $5.82, respectively; and AFFO and AFFO per diluted share of approximately $174.1 million and $6.33, respectively.

For the three and nine months ended September 30, 2022 and 2021, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

IIP paid a quarterly dividend of $1.80 per common share on October 14, 2022 to stockholders of record as of September 30, 2022, equal to an annualized dividend of $7.20 per share. IIP’s AFFO payout ratio was 84.5% (calculated by dividing the common stock dividend declared per share by IIP’s AFFO per common share – diluted for the quarter). The common stock dividends declared for the twelve months ended September 30, 2022, of $6.80 per common share represent an increase of $1.34, or 25%, over dividends declared for the twelve months ended September 30, 2021.

FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of the IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, November 3, 2022 to discuss IIP’s financial results and operations for the third quarter ended September 30, 2022.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, November 3, 2022 until 12:00 p.m. Pacific Time on Thursday, November 10, 2022, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 7112999.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
Assets	2022	2021
Real estate, at cost:
Land	$140,187	$122,386
Buildings and improvements	1,261,651	979,417
Tenant improvements	712,983	620,301
Construction in progress	60,546	—
Total real estate, at cost	2,175,367	1,722,104
Less accumulated depreciation	(124,786)	(81,938)
Net real estate held for investment	2,050,581	1,640,166
Construction loan receivable	17,698	12,916
Cash and cash equivalents	76,943	81,096
Restricted cash	1,580	5,323
Investments	239,674	324,889
Right of use office lease asset	1,831	1,068
In-place lease intangible assets, net	9,320	9,148
Other assets, net	33,107	9,996
Total assets	$2,430,734	$2,084,602
Liabilities and stockholders’ equity
Exchangeable senior notes, net	$6,369	$32,232
Notes due 2026, net	294,794	293,860
Tenant improvements and construction funding payable	35,195	46,274
Accounts payable and accrued expenses	13,140	7,718
Dividends payable	50,841	38,847
Rent received in advance and tenant security deposits	61,488	52,805
Other liabilities	1,992	1,167
Total liabilities	463,819	472,903
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at September 30, 2022 and December 31, 2021	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 27,973,694 and 25,612,541 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	28	26
Additional paid-in capital	2,060,936	1,672,882
Dividends in excess of earnings	(108,058)	(75,218)
Total stockholders’ equity	1,966,915	1,611,699
Total liabilities and stockholders’ equity	$2,430,734	$2,084,602

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Rental (including tenant reimbursements)	$70,345	$53,856	$204,454	$145,608
Other revenue	538	—	1,444	—
Total revenues	70,883	53,856	205,898	145,608

Expenses:
Property expenses	2,823	1,365	7,232	2,617
General and administrative expense	10,804	5,307	28,288	16,511
Depreciation and amortization expense	15,900	10,891	45,001	29,571
Total expenses	29,527	17,563	80,521	48,699
Income from operations	41,356	36,293	125,377	96,909
Interest and other income	773	110	1,411	325
Interest expense	(4,513)	(6,309)	(13,783)	(11,874)
Loss on exchange of Exchangeable Senior Notes	—	—	(125)	—
Net income	37,616	30,094	112,880	85,360
Preferred stock dividends	(338)	(338)	(1,014)	(1,014)
Net income attributable to common stockholders	$37,278	$29,756	$111,866	$84,346
Net income attributable to common stockholders per share:
Basic	$1.33	$1.24	$4.10	$3.51
Diluted	$1.32	$1.20	$4.06	$3.41
Weighted-average shares outstanding:
Basic	27,938,568	23,890,537	27,144,953	23,889,903
Diluted	28,157,934	26,260,704	27,496,151	26,257,504

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO, NORMALIZED FFO AND AFFO

For the Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to common stockholders	$37,278	$29,756	$111,866	$84,346
Real estate depreciation and amortization	15,900	10,891	45,001	29,571
FFO attributable to common stockholders (basic)	53,178	40,647	156,867	113,917
Cash and non-cash interest expense on Exchangeable Senior Notes	72	1,885	474	5,636
FFO attributable to common stockholders (diluted)	53,250	42,532	157,341	119,553
Acquisition-related expense	15	—	110	19
Financing expense	14	—	118	—
Litigation-related expense	2,112	—	2,231	—
Loss on exchange of Exchangeable Senior Notes	—	—	125	—
Normalized FFO attributable to common stockholders (diluted)	55,391	42,532	159,925	119,572
Stock-based compensation	4,379	2,191	13,195	6,424
Non-cash interest expense	316	299	934	417
Above-market lease amortization	23	—	69	—
AFFO attributable to common stockholders (diluted)	$60,109	$45,022	$174,123	$126,413
FFO per common share – diluted	$1.89	$1.62	$5.72	$4.55
Normalized FFO per common share – diluted	$1.97	$1.62	$5.82	$4.55
AFFO per common share – diluted	$2.13	$1.71	$6.33	$4.81
Weighted average common shares outstanding – basic	27,938,568	23,890,537	27,144,953	23,889,903
Restricted stock and RSUs	118,567	98,093	115,445	95,527
PSUs	—	78,582	—	78,582
Dilutive effect of Exchangeable Senior Notes	100,799	2,193,492	235,753	2,193,492
Weighted average common shares outstanding – diluted	28,157,934	26,260,704	27,496,151	26,257,504

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.

For the periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For the three and nine months ended September 30, 2022, the performance share units (“PSUs”) granted to certain employees were not included in dilutive securities as the performance thresholds for vesting of the PSUs were not met as measured as of September 30, 2022. For the three and nine months ended September 30, 2021, 78,582 shares issuable upon vesting of PSUs granted to certain employees in January 2021 were included in dilutive securities, as the performance thresholds for the vesting of these PSUs were met as measured as of September 30, 2021.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332